AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2003

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                        GREEN DOLPHIN SYSTEMS CORPORATION
                        ---------------------------------
            (Exact name of registration as specified in its charter)



              Delaware                                    88-0432539
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                           7160 Small Creek Way Drive
                                Powell, TN 37849
                                 (865) 947-0298
          (Address and Telephone Number of Principal Executive Offices)


                    Consulting Agreement with John S. Trainor
                    Consulting Agreement with Rodger J. Cowan
                     Consulting Agreement with John Maxwell
                            (Full Title of the Plan)

                                   Copies to:

        Nicholas Plessas                              James M. Schneider, Esq.
            President                                 Schneider Weinberger LLP
Green Dolphin Systems Corporation                    2499 Glades Road, Suite 108
   7160 Small Creek Way Drive                           Boca Raton, FL 33431
        Powell, TN 37849                                   (561) 362-9595
         (865) 947-0298                                 (561) 362-9612 (fax)

                         CALCULATION OF REGISTRATION FEE


                                          Proposed      Proposed
                                          maximum       maximum
                                          offering      aggregate     Amount of
  Title of securities      Amount to be   price per     offering    registration
   to be registered         registered      share         price          fee
--------------------------------------------------------------------------------
Common Stock, $.001
par value per share (1)     1,950,000       $.11        $214,500         $17.36
--------------------------------------------------------------------------------

(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked price of the securities on the Over-the-Counter-Bulletin Board on June 24, 2003.

                              Subject to Completion
                               Dated July 1, 2003

PROSPECTUS



                        GREEN DOLPHIN SYSTEMS CORPORATION

                        1,950,000 Shares of Common Stock
                                ($.001 par value)




         This prospectus forms a part of a registration statement, which registers an aggregate of 1,950,000 shares of common stock for resale by three consultants to whom we have issued the shares. Sales by each consultant may not exceed 1% of our outstanding common stock every three months.

         Green Dolphin Systems Corporation is referred to in this prospectus as "Green Dolphin," "we," "us" or "our." The 1,950,000 shares covered by this prospectus are referred to as the "shares." The three consultants whose resales are covered by this prospectus are sometimes referred to as the "selling security holders."

         We will not receive any proceeds from sales of shares by selling security holders.

                            ------------------------

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.











                  The date of this prospectus is June __ 2003.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which forms Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such documents is filed as an exhibit to the registration statement or is incorporated therein by reference herein, each such statement is qualified in its entirety by the provisions of the exhibit or other document to which reference is made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         - Quarterly report on Form 10-QSB filed on May 15, 2003, as subsequently amended
         - Annual Report on Form 10-KSB filed on April 15, 2003, as amended by filing on April 28, 2003

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Green Dolphin Systems Corporation, 7160 Small Creek Way Drive, Powell, TN 37849.

                                   THE COMPANY

         Green Dolphin Systems Corporation develops, tests, produces and markets a line of environmentally and user friendly specialty chemical products use primarily in the following areas:

         o        cleaning and remediation of ceiling and wall tiles;
         o fire retardants suitable for use on fabrics, wood and other building materials;
         o non-slip products suitable for use on tile, concrete, linoleum, and most other flooring surfaces; and
         o        laundry additives and solutions.

We also manufacture and market a line of waterproofing products for wood, concrete and stonework, and we distribute a line of water based clear and tinted wood stain products.

         We market our products under brand names, including: "Renew 4000", "Green Dolphin Non-Slip", "Protection Plus 2000", "Fire Sate 108 Wood", "Penta Seal 6F", "Shield Kote", "G. D. Orange Cleaner/Degreaser", "Turbo Clean", "G. D. Graffiti Remover", "Enviro-Zyme", "Liquid Enzyme", "Enviro-Kleen Super", "Pure-N-Fresh", "Air-O-Clean", "Acryla-Seal", "Super-Seal", "G. D. 5000 Pure-Kleen", "G. D. 3000 Architectural Protectant", "Fabric Fresh 101", "Fabric Fresh 201" and "Renew-Low Suds".

         We have targeted large institutional operations where optimal environments are required, such as hospitals and hotels, as well as high volume human traffic areas such as transit systems, government buildings and industrial and retail installations as the primary markets for our ceiling and wall cleaning, fabric protection, fire retardation, waterproofing, graffiti removal, smoke and odor eliminators and non-slip treatments. We market our line of sealants and stains through retail home improvement outlets, including Wal-Mart, Home Depot, Castle Hardware and Sears. We are also developing a network of sales agents and distributors to market our products to laundries and dry cleaners. To date, a substantial portion of our revenues is generated through the sales efforts of Green Dolphin (Canada), a related-party with exclusive marketing rights for our products in Canada.

         Our executive offices are located at 7160 Small Creek Way Drive, Powell, Tennessee 37849, and our telephone number is (865) 947-0298. References in this prospectus to "Green Dolphin", "we", "us" and "our" are to Green Dolphin Systems Corporation, a Delaware corporation, and its wholly-owned subsidiary Green Dolphin Systems Corp., a Nevada corporation.


                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements involve assumptions and describe our plans, strategies, and expectations. You can generally identify a forward-looking statement by words such as may, will, should, expect, anticipate, estimate, believe, intend, contemplate or project.

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we caution that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.


             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

WE HAVE ONLY RECENTLY COMMENCED REVENUE-PRODUCING OPERATIONS, AND THE LIMITED INFORMATION AVAILABLE ABOUT US MAKES AN EVALUATION OF US DIFFICULT

         We have conducted limited operations, and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in Internet commerce. There can be no assurance that we will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

WE MAY UNABLE TO CONTINUE AS A GOING CONCERN

         Our ability to continue as a going concern is dependent on our ability to raise funds to implement and develop our business plan. Our financial condition could inhibit our ability to achieve our business plan, due to current operations that are reflecting substantial losses. The future prospect of our profitability is severely in doubt.

LACK OF FUNDING WILL ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUES.

         Implementation of our business plan is dependent on our ability to raise debt or equity funding. Currently there are no sources for such funding. There are significant risks, difficulties, delays and unforeseen expenses related to development stage companies, such as ours, with little or no operating history. Constraints we face due to a lack of funding include:

         - inability to generate necessary revenue to operate for the next 12 months or thereafter;
         - advertising and marketing costs that may exceed our current estimates;
         -  inability to acquire sufficient inventory to meet customer needs;
         -  unanticipated development expenses; and
         - our ability to generate sufficient revenues to offset the substantial costs of operating our business.

WE MUST DEVELOP A NETWORK OF DISTRIBUTORS AND SALES AGENTS FOR OUR PRODUCTS OR OUR REVENUES WILL NOT GROW

         Our success depends upon achieving market penetration with our products. In order to do so, we must develop a network of distributors and sales agents. While we have recently engaged several consultants to assist us in expanding the number of distributors and agents marketing our products, unless we can attract and retain distributors and sales agents for out products, and unless they are successful in marketing our products, our revenues will not grow and we will not generate meaningful profits.

IF REVENUES FROM A RELATED PARTY DECLINE, OUR CASH FLOW AND FINANCIAL CONDITION WILL BE ADVERSELY AFFECTED

         We currently depend upon revenues received from Green Dolphin (Canada), a related party, for approximately 30% of our total revenues. Revenues from Green Dolphin (Canada) accounted for over 50% of our revenues for the year ended December 31, 2002. While we have been able to somewhat diversify our customer base, in the event revenues from Green Dolphin (Canada) continue to decline and we cannot replace those revenues with other revenues or sources of funding, we will have to curtail or cease operations.

WE HAVE LOSSES FROM OPERATIONS, A CASH FLOW DEFICIT AND AN ACCUMULATED DEFICIT, AND WE MAY NEVER GENERATE MEANINGFUL PROFITS

         We have suffered losses from operations of $(53,372) and $(93,505) for each of the years ended December 31, 2002 and 2001, and for the three months ended March 31, 2002. In addition, at March 31, 2003, we had a working capital deficit of $201, 090, and an accumulated deficit of $(328,903). It is likely that losses will continue until such time, as we are able to generate a level of revenue sufficient to offset these continuing early-phase expenditures. While we are optimistic that a market for our products will develop, there can be no assurance that we will be able to successfully implement our business strategy, that our revenues will increase substantially in the future, or that we will ever be able to achieve significant profitable operations.

IF OUR PRODUCTS DO NOT SATISFY OUR CUSTOMERS' NEEDS, WE WILL FAIL AND INVESTORS WILL LOSE THEIR INVESTMENTS

         Our success will depend upon the success of our products in meeting targeted performance and cost objectives, and upon their timely introduction into the marketplace. We will be required to commit considerable time, effort and resources to develop new products and develop product enhancements. We can provide no assurance that our products will be accepted in the marketplace or that they will satisfactorily perform the functions that our customers anticipate or that they will meet applicable price or performance objectives.

SEVERE COMPETITION MAY PREVENT OUR SUCCESS

          While (most) (all) (some) of our products are proprietary and we believe that they are superior to those of our competitors, there are many products in the marketplace that perform the functions that our products perform. Many competitive products are supported by well financed marketing programs that make our ability to compete against them more difficult and expensive. Our limited financial resources will adversely impact on our ability to gain a meaningful market share for our products. If we cannot compete against similar products in the marketplace, we not achieve profitable operations.

START-UP EXPENSES AND FUTURE LOSSES WILL ADVERSELY AFFECT OUR OPERATIONS.

         Because of significant up-front expenses, including inventory, operations and other expenses required to develop our business, we anticipates that we may incur losses until such time, if any, as revenues are sufficient to cover operating costs. Future losses are likely before our operations become profitable. As a result of our lack of operating history, you will have no basis upon which to accurately forecast our:

         -  Total assets, liabilities, and equity;
         -  Total revenues;
         -  Gross and operating margins; and
         -  Labor costs.

         Accordingly, our proposed business plans may not either materialize or prove successful, and we may never be profitable.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We do not presently intend to pay dividends on our common stock. Telecom has never paid dividends on our common stock and does not presently intend to pay cash dividends on our common stock. Any future decisions as to the payment of dividends will be at the discretion of our Board of Directors, subject to applicable law.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND ON OUR ABILITY TO ATTRACT AND MAINTAIN OTHER QUALIFIED EMPLOYEES

         Our future success depends on the continued services of Nicholas Plessas, our President and Chief Executive Officer. The loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP

         Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "GDLS." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

         - investors may have difficulty buying and selling or obtaining market quotations;
         -  market visibility for our common stock may be limited; and
         - a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK

         As of the date of this prospectus, there are 21,848,700 shares of common stock issued and outstanding.

         Of the currently issued and outstanding shares, 11,385,640 restricted shares (including 8,385,000 shares held by affiliates) of common stock have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). Of these shares, 3,000,640 shares have been held by non-affiliates for over two years and, accordingly, are available for public resale without restriction. Unless registered on a form other than Form S-8, the resale of our shares of Common Stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

         IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.


                            SELLING SECURITY HOLDERS

BACKGROUND

         This prospectus covers the resale of 1,950,000 shares or our common stock that we have issued to three consultants in accordance with the terms of consulting agreements we have entered into. A description of the consulting agreements follows.

Agreement with John S. Trainor

         On May 20, 2003, we entered into a Consulting Agreement with John S. Trainor. The agreement is for a term of one year. Under the agreement, Mr. Trainor has been engaged to facilitate the identification and retention of international sales agents to represent our products in the Caribbean and Europe. Mr. Trainor will be responsible for qualifying prospective sales agents based upon their existing distribution base, technical knowledge and reputation. For his services, we issued Mr. Trainor 800,000 shares of our common stock, and agreed to register those shares on the Form S-8 registration statement forming a part of this prospectus.

Agreement with Rodger J. Cowan

         On May 20, 2003, we entered into a Consulting Agreement with Rodger J. Cowan. The agreement is for a term of one year. Under the agreement, Mr. Cowan has been engaged to develop a network of distributors for our products throughout North America. Mr. Cowan will conduct demonstrations, training and promotions detailing the benefits of our products to prospective distributors. He will also serve as a technical support liaison to the distribution network. For his services, we issued Mr. Cowan 650,000 shares of our common stock, and agreed to register those shares on the Form S-8 registration statement forming a part of this prospectus.

Agreement with John Maxwell

         On May 20, 2003, we entered into a Consulting Agreement with John Maxwell. The agreement is for a term of one year. Under the agreement, Mr. Maxwell has been engaged to develop a network of laundry and dry cleaning distributors to offer our products throughout North America. Mr. Maxwell will attend various laundry and dry cleaning trade shows where he will promote, introduce and supply samples of our products. For his services, we issued Mr. Maxwell 500,000 shares of our common stock, and agreed to register those shares on the Form S-8 registration statement forming a part of this prospectus.

Resales by the Consultants

         The following table sets forth the:

         -   name of each selling security holder,
         - amount of common stock owned beneficially, directly or indirectly, by each selling security holder,
         - maximum amount of shares to be offered by the selling security holders pursuant to this prospectus,
         - amount of common stock to be owned by each selling security holder following sale of the shares, and
         - percentage of our common stock to be owned by each selling security holder following completion of this offering (based on 21,848,700 shares of our common stock outstanding as of the date of this prospectus).

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities, which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.
                                                              Percentage
                                              Shares to be    to be Owned
Name of Selling     Number of     Shares to    Owned After       After
Security Holder   Shares Owned   be Offered     Offering       Offering
---------------   ------------   ----------   ------------    -----------

John S. Trainor       800,000      800,000            -0-         0%
Rodger J. Cowan       650,000      650,000            -0-         0%
John Maxwell          500,000      500,000            -0-         0%


                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

         - through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;

         - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

         - through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

General
-------

         The following description of our capital stock and provisions of our Certificate of Incorporation is a summary thereof and is qualified by reference to our Certificate of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share, of which 21,848,700 shares are issued and outstanding.

Common Stock
------------

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Transfer Agent and Registrar
----------------------------

         The transfer agent and registrar for our common stock is Interstate Transfer Company, 6084 South 900 East, Suite 101, Slat Lake City, UT 84121. The telephone number is (801) 281-9746.


                                     EXPERTS

         The consolidated financial statements of Green Dolphin Systems Corporation as of December 31, 2002, and for the two years then ended, appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2002 have been audited by Rodefer Moss & Co., PLLC, Certified Public Accountant, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing


                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending, or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney's fees, actually and reasonably incurred by him or her.

         Our Certificate of Incorporation provides that we "shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom is shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as a action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrations of such a person."

         Article V of our By-Laws provides that we "shall, to the fullest extent permitted by the laws of the state of incorporation, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which he acted as officer or director at the request of the Corporation."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         - Quarterly report on Form 10-QSB filed on May 15, 2003, as subsequently amended
         - Annual Report on Form 10-KSB filed on April 15, 2003, as amended by filing on April 28, 2003

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Green Dolphin Systems Corporation, 7160 Small Creek Way Drive, Powell, TN 37849.

Item 4.  Description of Securities
-------  -------------------------

         A description of the Registrant's securities is set forth in the Prospectus forming a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending, or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses, including attorney's fees, and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney's fees, actually and reasonably incurred by him or her.

         Our Certificate of Incorporation provides that we "shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom is shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as a action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrations of such a person."

         Article V of our By-Laws provides that we "shall, to the fullest extent permitted by the laws of the state of incorporation, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which he acted as officer or director at the request of the Corporation."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed
-------  -----------------------------------

         The shares covered by the prospectus forming a part of this registration staement were issued to the consultants in reliance upon the exemption afforded under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. Each consultant had access to information about us and had such knowledge and experience in financial and business matters that he was capable of understanding the risks and merits of an investment in our securities. The certificate evidencing the shares bears a legend restricting transferability of the shares unless registered under the Act or covered by an applicable exemption from registration.

Item 8.  Exhibits
-------  --------

10.1     Consulting Agreement with John S. Trainor*
10.2     Consulting Agreement with Rodger J. Cowan*
10.3     Consulting Agreement with John Maxwell*
23.1     Consent of Independent Certified Public Accountants*
------------------
*        Filed herewith.

Item 9.  Undertakings
-------  ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Powell, State of Tennessee, on June 27, 2003.

                                           GREEN DOLPHIN SYSTEMS CORPORATION


                                           By: /s/ Nicholas Plessas
                                              ----------------------------------
                                              Nicholas Plessas, President and
                                              Principal Executive Officer


                                POWER OF ATTORNEY

            Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Nicholas Plessas, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to al intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
                                      Chief Executive Officer, President,
/s/ Nicholas Plessas                  Principal Executive Officer and Director               June 27, 2003
---------------------------
Nicholas Plessas

/s/ Maxwell Labrooy                   Vice President                                         June 27, 2003
------------------------
Maxwell Labrooy

/s/ William Kefalas                   Director                                               June 27, 2003
------------------------
William Kefalas

/s/ Dr. Adolph Hochstim               Director                                               June 27, 2003
----------------------------
Dr. Adolph Hochstim

/s/ Robert McDonald                   Director                                               June 27, 2003
------------------------
Robert McDonald